Exhibit 10.1

EXECUTION VERSION

GUARANTY

This GUARANTY dated as of April 20, 2016 (this “Guaranty”) is made by CRESTWOOD EQUITY PARTNERS LP, a Delaware limited partnership (the “Guarantor”), in favor of CON EDISON GAS PIPELINE AND STORAGE NORTHEAST, LLC, a New York limited liability company (the “Beneficiary”).

RECITALS

WHEREAS, Crestwood Pipeline and Storage Northeast LLC, a Delaware limited liability company (“Seller”), and the Beneficiary have entered into a Contribution Agreement dated as of the date hereof (as the same may be further amended, restated, modified or supplemented from time to time, the “CA”) in connection with the formation of a joint venture (“Newco”) that will operate the Contributed Entities (as defined in the CA);

WHEREAS, the CA contemplates that Seller will deliver, or cause to be delivered, to the Beneficiary this Guaranty on the date hereof; and

WHEREAS, the Guarantor has agreed to guarantee for the benefit of the Beneficiary certain payment obligations of Seller under the CA;

NOW THEREFORE, the Guarantor hereby agrees as follows:

Section 1. Definitions

Capitalized terms used but not defined in this Guaranty shall have the meanings ascribed thereto in the CA.

Section 2. Guaranty.

(a) With effect as of the date hereof, the Guarantor hereby irrevocably and unconditionally, but subject to Section 3 hereof, guarantees to the Beneficiary, as primary obligor and not merely as surety, the payment by Seller of (i) its indemnification obligations under Article IX of the CA, (ii) post-closing adjustments under the CA, and (iii) in the event that the CA is terminated due to breach by Seller, damages arising from such breach and termination, in all cases to the extent such obligations accrue on or before the Termination Date, as defined in Section 5 hereof (collectively, the “Guaranteed Obligations”). Upon any failure by Seller to timely pay any Guaranteed Obligation, the Guarantor hereby agrees subject to Section 3 hereof, that it will forthwith, following written demand, pay or cause to be paid at the place and in the manner specified in the CA, such Guaranteed Obligation; provided, however, that subject to Section 5 hereof, any delay by the Beneficiary in giving such demand shall in no event affect the Guarantor’s obligations under this Guaranty. This Guaranty is a guaranty of payment and not merely a guaranty of collection.

(b) The obligations of Guarantor hereunder are independent of the obligations of Seller under the CA. Guarantor agrees that Beneficiary may resort to the Guarantor first and directly for payment of any of the Guaranteed Obligations whether or not Beneficiary has proceeded against any other obligor principally or secondarily liable for any Guaranteed

Obligations, including Seller, and whether or not Beneficiary has pursued or exhausted any other remedy or security available to it. Beneficiary shall not be obligated to file any claim relating to the Guaranteed Obligations, including any claim in the event that Seller becomes subject to a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, and the failure of Beneficiary to file any such claim shall not affect Guarantor’s obligations hereunder. The liability of Guarantor hereunder is independent of any payment received by Beneficiary in connection with the CA and is not affected or impaired by (a) any partial payment by Seller or any other party acting under a separate guaranty or payment obligation or (b) any indemnity agreement Seller may have from any party. The liability of the Guarantor hereunder shall remain unaffected by:

(i) any amendment or modification of the CA;

(ii) any change in the company existence (including its constitution, laws, rules, regulations, or powers), structure, or ownership of Seller or the Guarantor, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting Seller or its assets;

(iii) the existence of any claim, set-off, or other rights which the Guarantor may have at any time against Seller, Newco or the Beneficiary, whether in connection herewith or in connection with any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(iv) the rendering of any judgment against Seller or any action to enforce the same;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that may or might otherwise operate as a discharge of the Guarantor as a matter of law or equity, other than (1) the indefeasible payment in full in Dollars of all the Guaranteed Obligations, and (2) as set forth in Section 3;

(vi) any bankruptcy or insolvency of Seller or any proceeding relating thereto; and

(vii) any lack or limitation of status or of power or authority of Seller, or any incapacity or disability of any signatory of Seller, or of any other guarantor or obligor in respect of any Guaranteed Obligation, or any change whatsoever in the objects, capital structure, or business of Seller.

(c) The Guarantor waives, to the maximum extent permitted by law, any defense based upon (i) any amendment, modification or extension of the Guaranteed Obligations; and (ii) any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Seller or any permitted assignee), or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Beneficiary to enforce any rights, whether now existing or hereafter acquired, which the Beneficiary may have against the Guarantor.

(d) This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be restored or returned by the Beneficiary or Newco to Seller or its representative or to any other guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to Seller or the Guarantor, all as though such payment had not been made.

(e) The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Beneficiary upon this Guaranty or acceptance of this Guaranty; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty, and all dealings between the Guarantor and the Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives presentment, diligence demand, notice to Seller, and protest of all instruments included in or evidencing any of the Guaranteed Obligations and all other demands and notices in connection with the CA or this Guaranty, except for the notice of demand specified in Section 2(a), above.

(f) Guarantor shall be subrogated to all rights of Beneficiary against Seller in respect of any amounts paid by Guarantor hereunder; provided that Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all Guaranteed Obligations to Beneficiary shall have been finally and irrevocably paid in full. If any payments are received by Guarantor in violation of the preceding sentence, such payments shall be received by such Guarantor as trustee for the Beneficiary and shall be paid over to Beneficiary on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

Section 3. Certain Limitations

Notwithstanding anything in Section 2 hereof to the contrary, the Guarantor’s total liability under this Guaranty shall not exceed USD 122,875,000.00, provided that Guarantor shall not be required pursuant to this Guaranty to pay any Guaranteed Obligations to the extent the payment thereof is illegal.

Section 4. Representations and Warranties of the Guarantor

The Guarantor represents and warrants as follows:

(a) Organization and Authority; Binding Obligations. The Guarantor is a limited partnership duly organized and validly existing under the laws of Delaware. It is not subject to any current orders for winding up, or appointment of a receiver or liquidator or to any notice of any proposed deregistration. The Guarantor has all necessary power and authority to execute and deliver this Guaranty, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject, as to enforceability of remedies, to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

(b) Non-Contravention; Consents. The execution and delivery by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the organizational documents of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument. All partnership consents required to authorize execution of this Guaranty have been duly obtained.

(c) No Actions, Suits or Proceedings. There are no pending or, to the Guarantor’s knowledge, threatened actions, suits or proceedings against the Guarantor or affecting it or its properties before or by any court or administrative agency which, if adversely determined, would materially adversely affect its ability to perform its obligations under this Guaranty.

Section 5. Term and Termination.

This Guaranty shall expire upon the thirtieth (30th) day after the fourth anniversary of the Initial Closing; provided that if the Second Closing occurs, then for the covenants, agreements, representations and warranties of Seller with respect to the transactions to be consummated at the Second Closing and all matters pertaining to Crestwood Pipeline East or its assets, this Guaranty shall expire upon the thirtieth (30th) day after the fourth anniversary of the Second Closing; and provided that if there is no Initial Closing, this Guaranty shall expire sixty (60) days after the termination of the CA (the “Termination Date”), after which date no claim may be made against the Guarantor hereunder (but without prejudice to any outstanding claim validly made against the Guarantor hereunder prior to such date).

Section 6. Reservation of Defenses.

Without limiting the Guarantor’s own defenses and rights hereunder, the Guarantor shall have the benefit of any setoffs, counterclaims, and defenses to which Seller is entitled under the terms of the CA, which shall not include any defenses arising out of the bankruptcy, insolvency, dissolution, liquidation, or lack of power or authority of Seller.

Section 7. Miscellaneous.

(a) Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) in the case of notice by mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (i) or (ii) above, in each case addressed to the Guarantor at 700 Louisiana Street, Suite 2550, Houston, Texas 77002, Attention: General Counsel, or at such other address as may from time to time be designated by written notice. All notices to the Beneficiary shall be mailed or delivered as provided in the CA.

(b) Governing Law; Jurisdiction.

(i) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereof (other than New York General Obligations Law Section 5-1401).

(ii) The Guarantor hereby submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York City and the United States District Court for the Southern District of New York, for the purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. The Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(c) Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

(d) Successors and Assigns. The Guarantor may not assign any of its obligations under this Guaranty without the prior written consent of the Beneficiary. This Guaranty shall be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be enforceable by, the Beneficiary and its successors and permitted assigns.

(e) No Waiver; Amendments. No failure on the part of the Beneficiary to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiary of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The terms of this Guaranty may be waived, altered, or amended only by an instrument in writing duly executed by the Guarantor and the Beneficiary.

(f) Further Assurances. The Guarantor will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by the Beneficiary, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Guaranty.

(g) Counterparts. This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(h) Severability. If any provisions hereof or any application thereof is for any reason held to be illegal, invalid, inoperative or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) such provisions and/or the application thereof shall be deemed to be effective and operative in the manner and to the full extent permitted by law in such jurisdiction, (ii) the other provisions hereof and the application thereof shall remain in full force and effect in such jurisdiction, and (iii) the invalidity, illegality, inoperativability or unenforceability of any provision hereof or the application thereof in any jurisdiction shall not affect the validity, legality, operativability or enforceability of such provision or the application thereof in any other applicable jurisdiction.

(i) Waiver of Jury Trial. EACH OF GUARANTOR AND THE BENEFICIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Entire Agreement. The terms and conditions set forth herein constitute the complete statement of the agreement between the Guarantor and the Beneficiary relating to the subject matter hereof. No prior parol evidence may be introduced or considered at any judicial or arbitration proceeding for any purpose to interpret or clarify any term or provision of this Guaranty.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

CRESTWOOD EQUITY PARTNERS LP

By: Crestwood Equity GP LLC, its general partner

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Contribution Agreement Guaranty (CEQP)

Accepted and Agreed:

CON EDISON GAS PIPELINE AND STORAGE NORTHEAST, LLC as the Beneficiary

By: Con Edison Gas Pipeline and Storage, LLC, its sole member

By: Con Edison Transmission, Inc., its sole member

By:	/s/ Joseph P. Oates
Name:	Joseph P. Oates
Title:	President

Signature Page to Contribution Agreement Guaranty (CEQP)